UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held in Denver, Colorado, on November 16, 2016. At that meeting, the stockholders of the Company considered and acted upon the following proposals:

Proposal No. 1: Election of Directors. By the vote reflected below, the stockholders elected the following individuals as Class II directors to serve until the 2019 Annual Meeting of Stockholders or until each such director’s successor is elected and qualified:

Director	For	Against	Abstain	Broker Non-Votes
William M. Hayes	45,297,010	714,167	33,886	10,907,062
Ronald J. Vance	45,036,501	974,768	33,794	10,907,062

Proposal 2: Ratification of Appointment of Independent Registered Accountants. By the vote reflected below, the stockholders ratified the appointment of Ernst & Young LLP as independent registered public accountants:

For	Against	Abstain
56,723,139	174,590	54,396

Proposal 3: Advisory Vote on Compensation of the Named Executive Officers. By the vote reflected below, the stockholders approved, by a nonbinding advisory vote, compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
44,549,798	1,267,418	227,847	10,907,062

Proposal 4: Approval of Amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares. By the vote reflected below, the stockholders approved an amendment to the Company’s Restated Certificate of Incorporation:

For	Against	Abstain
47,636,430	8,662,361	653,334

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: November 17, 2016	By:	/s/ Bruce C. Kirchhoff
		Name:	Bruce C. Kirchhoff
		Title:	Vice President, General Counsel and Secretary